Exhibit 32.1

Residential Capital, LLC

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Residential Capital, LLC (the Company) on Form 10-K/A for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas F. Marano

Thomas F. Marano

Chairman and Chief Executive Officer

August 25, 2009

/s/ James N. Young

James N. Young

Chief Financial Officer

August 25, 2009